EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 36 to Registration Statement No. 33-71320 on Form N-1A of our reports dated March 17, 2010, relating to the financial statements and financial highlights of the Funds listed in the attached Schedule A, each a series of Eaton Vance Municipals Trust II, appearing in the Annual Reports on Form N-CSR of Eaton Vance Municipals Trust II, for the year ended January 31, 2010, and to the references to us under the headings ‘‘Financial Highlights’’ in the Prospectuses and ‘‘Independent Registered Public Accounting Firm’’ and ‘‘Financial Statements’’ in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP Boston, Massachusetts May 27, 2010

SCHEDULE A

Report Date	Funds
March 17, 2010	Eaton Vance Tax-Advantaged Bond Strategies Short Term Fund
March 17, 2010	Eaton Vance Insured Municipal Income Fund
March 17, 2010	Eaton Vance Kansas Municipal Income Fund
March 17, 2010	Eaton Vance High Yield Municipal Income Fund